Exhibit (a)(1)(C)

ELECTION TO CONSENT, PARTICIPATE AND EXERCISE WARRANT
PURSUANT TO OFFER TO AMEND AND EXERCISE WARRANTS TO PURCHASE
COMMON STOCK OF MONSTER DIGITAL, INC.

To:	Monster Digital, Inc.

2655 First Street, Suite 250

Simi Valley, Ca 93065

Attn: Chief Financial Officer

Fax No. (805) 915-4701

This Election to Consent, Participate and Exercise Warrant is provided in connection with the Offer to Amend and Exercise Warrants to Purchase Common Stock of Monster Digital, Inc. (the “Company”) dated September 22, 2017, as may be amended or supplemented (the “Offer to Amend and Exercise”). Capitalized terms not otherwise defined in this Election to Consent, Participate and Exercise Warrant shall have the meanings ascribed to them in the Offer to Amend and Exercise.

On July 3, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, the Company’s wholly owned subsidiary, Monster Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Innovate”). Under the terms of the Merger Agreement, pending Company stockholder approval of the transaction, Merger Sub will merge into Innovate with Innovate surviving the merger and becoming a wholly-owned subsidiary of Monster (the “Merger”).On August 25, 2017, the Company filed a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”) with respect to a special meeting of stockholders to take place on October 31, 2017 (the “Special Meeting”) to approve the Merger as well as other matters, including Proposal No. 6 therein whereby Company stockholders will vote at the Special Meeting to those matters set forth in the Offer to Amend and Exercise. The exercise of the Original Warrants further to the Offer to Amend and Exercise is expressly contingent on the approval of Proposal No. 6 by Company stockholders at the Special Meeting.

The undersigned holder of Original Warrants hereby:

1.	Represents that he/she/it holds the following Original Warrants as of September 19, 2017 (check all boxes which apply):

☐ IPO Warrants ☐ Conversion Warrants ☐ $2.00 Warrants ☐ Placement Agent Warrants ☐ PR Warrants

2.	Represents that he/she/it ☐ Is/☐ Is not (check one) an “accredited investor” as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

3.	Elects to participate in the Offer to Amend and Exercise and amend the undersigned’s Original Warrant as set forth in the amendment attached hereto as that Exhibit as is applicable to the Original Warrants held by the undersigned (Exhibit A-1 with respect to IPO Warrants, Exhibit A-2 with respect to Conversion Warrants, Exhibit A-3 with respect to $2.00 Warrants, Exhibit A-4 with respect to Placement Agent Warrants and Exhibit A-5 with respect to PR Warrants) and exercise ___________of the undersigned’s Original Warrants, as so amended, at the reduced exercise price of $0.45 per share.

4.	Elects to exercise and purchase the number of shares of common stock of the Company issuable upon exercise of the Original Warrants listed in Question 3 above and to deliver the aggregate exercise price in cash of $_________(i.e., $0.45 x the number of Original Warrants the undersigned has elected to exercise).

5.	Requests that certificates for such shares be issued in the name of:

_____________________________________________

______________________________________________

(Please print name, address and social security or federal employer identification number (if not a natural person))

6.	Requests that, provided the undersigned has not elected in Question 3 above to exercise all of the Original Warrants held by the undersigned, a new Original Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

______________________________________________

______________________________________________

(Please print name, address and social security or federal employer identification number (if not a natural person))

ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

The undersigned hereby understands and acknowledges that:

1. To accept the Offer to Amend and Exercise the undersigned must comply with the “Instructions for Delivery” enclosed with this Election to Consent, Participate and Exercise Warrant.

2. On July 3, 2017, the Company entered into the Merger Agreement by and among the Company, Merger Sub, and Innovate. Under the terms of the Merger Agreement, pending Company stockholder approval of the transaction, Merger Sub will merge into Innovate with Innovate surviving the merger and becoming a wholly-owned subsidiary of Monster (the “Merger”).On August 25, 2017, the Company filed the Proxy Statement with respect to the Special Meeting to approve the Merger as well as other matters, including Proposal No. 6 therein whereby Company stockholders will vote at the Special Meeting to those matters set forth in the Offer to Amend and Exercise. The exercise of the Original Warrants further to the Offer to Amend and Exercise is expressly contingent on the approval of Proposal No. 6 by Company stockholders at the Special Meeting.

3. If the undersigned elects to participate in the Offer to Amend and Exercise and the conditions to the Offer to Amend and Exercise are satisfied prior to the Expiration Date, including the approval of Proposal No. 6 by the Company’s stockholders at the Special Meeting, then immediately following the date of the Special Meeting (a) the Original Warrants described in Question 2 above shall be automatically amended as set forth in that Exhibit attached as is applicable to the Original Warrants held by the undersigned (Exhibit A-1 with respect to IPO Warrants, Exhibit A-2 with respect to Conversion Warrants, Exhibit A-3 with respect to $2.00 Warrants, Exhibit A-4 with respect to Placement Agent Warrants and Exhibit A-5 with respect to PR Warrants) hereto without any further action or signature required by the undersigned or the Company, and (b) the undersigned will automatically and contemporaneously exercise the undersigned’s Amended Warrants.

4. If the undersigned elects not to participate in the Offer to Amend and Exercise, or the Company’s stockholders do not approve Proposal No. 6 at the Special Meeting, then the undersigned’s Original Warrants will remain unmodified and will expire in accordance with their terms.

5. If the undersigned chooses to participate in the Offer to Amend and Exercise and execute and deliver this Election to Consent, Participate and Exercise Warrant along with the aggregate exercise price applicable with respect to the undersigned’s Amended Warrants, the Company will place the aggregate exercise price funds into a separate non-interest bearing escrow account established by Corporate Stock Transfer, Inc. as escrow agent, until the date of the Special Meeting.

6. By amending and exercising the Original Warrants pursuant to the procedure described in the Offer to Amend and Exercise and in the instructions to this Election to Consent, Participate and Exercise Warrant, the undersigned accepts the terms and conditions of the Offer to Amend and Exercise.

7. The Company has advised the undersigned to consult with the undersigned’s own legal, tax and accounting advisors as to the consequences of participating or not participating in the Offer to Amend and Exercise.

8. The undersigned understands that the Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of Original Warrant holders in any state where the Company is prohibited from making the Offer to Amend and Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

9. The undersigned has accurately completed and executed the Accredited Investor Questionnaire. The Offer to Amend and Exercise is not being offered to holders in any jurisdiction in which the offering or acceptance of participation in the Offer to Amend and Exercise would not be in compliance with the laws of such jurisdiction. In addition, the Company will not accept any Election to Participate and Exercise Warrant from or on behalf of, any Original Warrant holders if the Company determines that a valid securities exemption is not available for the Offer to Amend and Exercise under the Securities Act.

10. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the undersigned’s death or incapacity, and all of the undersigned’s obligations hereunder shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Except as stated in the Offer to Amend and Exercise, this Election to Consent, Participate and Exercise Warrant is irrevocable.

11. Upon request, the undersigned will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the amendment and exercise of the Original Warrants pursuant to the Offer to Amend and Exercise.

The undersigned hereby represents and warrants that:

(1) The undersigned has the full power and authority to execute, deliver and perform any obligations hereunder and that, when and to the extent the Original Warrants are accepted for amendment and exercise by the Company, the Original Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Original Warrants will not be subject to any adverse claims.

(2) The undersigned (either alone or with her/his/its purchaser representative) has such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investment in the Amended Warrants and the shares of common stock issuable upon the exercise of the Amended Warrants.

(3) The undersigned (either alone or with her/his/its purchaser representative) has had the opportunity to review the current business prospects, financial condition and operating history of the Company as set forth or incorporated by reference in the Offer to Amend and Exercise; and

(4) The undersigned (either alone or with her/his/its purchaser representative) has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offer to Amend and Exercise and has received all the information she/he/it considers necessary or appropriate for deciding whether to accept the Offer to Amend and Exercise.

(5) Any securities the undersigned may acquire will be for my own account for investment and not with any view to the distribution thereof, and I will not sell, assign, transfer or otherwise dispose of any of the securities, or any interest therein, in violation of the Securities Act of 1933, as amended (the “Securities Act”), any applicable state securities law.

(6) The undersigned understand that (i) any securities she/he/it may acquire will not be registered under the Securities Act or any applicable state securities law and may not be sold or otherwise disposed of unless it is registered or sold or otherwise disposed of in a transaction that is exempt from such registration and (ii) the certificates representing the Securities will bear appropriate legends restricting the transferability thereof.

(7) The undersigned understands that the Company will rely upon the completeness and accuracy of these representations and warranties and her/his/its responses to the questions in the enclosed Accredited Investor Questionnaire in establishing that the contemplated transactions are exempt from the Securities Act and hereby affirms that all such responses are accurate and complete. The undersigned will notify the Company immediately of any changes in any of such information occurring prior to the acceptance of the undersigned’s subscription.

If the undersigned checks the “does” box in Question 2 above electing to participate in the Offer to Amend and Exercise and to amend and exercise the undersigned’s Original Warrants, as amended, and returns this signature page, the undersigned’s Original Warrants will be deemed amended as set forth in the amendment attached hereto as that Exhibit which is applicable to the Original Warrants held by the undersigned (Exhibit A-1 with respect to IPO Warrants, Exhibit A-2 with respect to Conversion Warrants, Exhibit A-3 with respect to $2.00 Warrants, Exhibit A-4 with respect to Placement Agent Warrants and Exhibit A-5 with respect to PR Warrants) and exercised in accordance with the terms and conditions of the Original Warrant as so amended.

The undersigned must complete and sign the following exactly as his, her or its name appears on the undersigned’s Original Warrants. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Consent, Participate and Exercise Warrant proper evidence of the authority of such person to act in such capacity.

Date:	By:
(Signature)

(Print name)

(Title, if holder is not a natural person)

Address:

Telephone:

Fax:

Tax ID/SSN:

Exhibit A-1

AMENDMENT TO
WARRANT TO PURCHASE COMMON STOCK
(with respect to IPO Warrants)

This Amendment (this “Amendment”) to Warrant to Purchase Common Stock (the “Warrant”), is made and entered into effective as of the Expiration Date (as defined in this Amendment), by and between Monster Digital, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, the Warrant is one of a series of warrants of like tenor to purchase shares of the Company’s common stock at an exercise price of $5.625 per share issued to investors participating in the Company’s initial public offering which closing occurred in July 2016;

WHEREAS, in connection with the Company’s tender offer to eligible holders of record as of September 19, 2017 who are “accredited investors” (as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended), of the Company’s outstanding warrants, with respect to the amendment and exercise of such warrants, including the Warrant, to purchase an aggregate of 4,421,676 shares of common stock of the Company as set forth in that certain Offer to Amend and Exercise Warrants to Purchase Common Stock dated September 22, 2017, a copy of which has been delivered to the Holder, the Company and the Holder desire to amend the Warrant as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

Expiration Date. “Expiration Date” as used in the Warrant will mean October 30, 2017, as may be extended by the Company in its sole discretion but in all cases contemporaneous with any extension of the expiration date of the Offer to Amend and Exercise Warrants to Purchase Common Stock dated September 22, 2017 (the “Offer to Amend and Exercise”).

Exercise Price. Section 1(b) of the Warrant is deleted and replace in its entirety with the following:

“(b) For purposes of this Warrant, “Exercise Price” means $0.45 per share of Common Stock, subject to adjustment as provided herein.”

Exercise Procedures. Section 1(a) of the Warrant is hereby amended and restated in its entirety as follows:

“(a) (i) On July 3, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, the Company’s wholly owned subsidiary, Monster Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Innovate”). Under the terms of the Merger Agreement, pending Company stockholder approval of the transaction, Merger Sub will merge into Innovate with Innovate surviving the merger and becoming a wholly-owned subsidiary of Monster (the “Merger”).On August 25, 2017, the Company filed a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”) with respect to a special meeting of stockholders to take place on October 31, 2017 (the “Special Meeting”) to approve the Merger as well as other matters, including Proposal No. 6 therein whereby Company stockholders will vote at the Special Meeting to those matters set forth in the Offer to Amend and Exercise. The exercise of this Warrant is expressly contingent on the approval of Proposal No. 6 by Company stockholders at the Special Meeting.

(ii) In order to exercise the purchase rights represented by this Warrant, there must be delivery by the Holders before 5:00 P.M., Pacific Time, on the Expiration Date, of all of the following: (a) a signed copy of the Election to Consent, Participate and Exercise Warrant (as defined in the Offer to Amend and Exercise), (b) a signed copy of an Accredited Investor Questionnaire, (c) the original copy of this Warrant (or an Affidavit of Loss and Indemnification Agreement in the form required by the Offer to Amend and Exercise) for cancellation, and (d) cash in the amount equal to $0.45 per share multiplied by the number of Warrant Shares the Holder elects to purchase (collectively, the “Acceptance and Exercise Documents“). The cash may be tendered in the form of a check payable to “Corporate Stock Transfer as Warrant Agent for Monster Digital, Inc.”, or by wire transfer to the Company’s escrow account at Corporate Stock Transfer, Inc. which is acting as the Escrow Agent for the Company (the “Escrow Agent”), as set forth in the Election to Consent, Participate and Exercise Warrant. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Monster Digital, Inc., 2655 First Street, Suite 250, Simi Valley, CA, 93065, Attention: Chief Financial Officer (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant). This Amendment shall be deemed ineffective and null and void if all of the Acceptance and Exercise Documents are not delivered in accordance herewith prior to 5:00 P.M., Pacific Time, on the Expiration Date or if Proposal No. 6 is not approved by Company stockholders at the Special Meeting.

(iii) Upon the exercise of this Warrant in compliance with the provisions of Section 3(a) hereof (including approval of Proposal No. 6 by the Company’s stockholders at the Special Meeting), the Company shall promptly issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Warrant Shares issuable upon such exercise. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable based on the income of the Holder or in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.”

4.    No Cashless Exercise. Section 1(c) of the Warrant is hereby deleted in its entirety.

5    Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

6.   Governing Law. This Amendment will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

7.   Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

8. Approval of Amendment; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, Participate and Exercise Warrant electing therein to participate in the Offer to Amend and Exercise together with the other Acceptance and Exercise Documents in accordance with the terms of the Offer to Amend and Exercise, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment; provided however that this Amendment shall be null and void if Proposal No. 6 is not approved by Company stockholders at the Special Meeting.

Exhibit A-2

AMENDMENT TO
WARRANT TO PURCHASE COMMON STOCK
(with respect to Conversion Warrants)

This Amendment (this “Amendment”) to Warrant to Purchase Common Stock (the “Warrant”), is made and entered into effective as of the Expiration Date (as defined in this Amendment), by and between Monster Digital, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, the Warrant is one of a series of warrants of like tenor to purchase shares of the Company’s common stock at an exercise price of $5.625 per share issued to holders of notes, Series A Preferred stock and other indebtedness that converted such indebtedness and preferred stock into common stock and warrants in connection with the Company’s initial public offering which closing occurred in July 2016;

WHEREAS, in connection with the Company’s tender offer to eligible holders of record as of September 19, 2017 who are “accredited investors” (as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended), of the Company’s outstanding warrants, with respect to the amendment and exercise of such warrants, including the Warrant, to purchase an aggregate of 4,421,676 shares of common stock of the Company as set forth in that certain Offer to Amend and Exercise Warrants to Purchase Common Stock dated September 22, 2017, a copy of which has been delivered to the Holder (the “Offer to Amend and Exercise”), the Company and the Holder desire to amend the Warrant as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

Expiration Date. “Expiration Date” as used in the Warrant will mean October 30, 2017, as may be extended by the Company in its sole discretion but in all cases contemporaneous with any extension of the expiration date of that Offer to Amend and Exercise Warrants to Purchase Common Stock dated September 22, 2017 (the “Offer to Amend and Exercise”).

Exercise Price. Section 1(b) of the Warrant is deleted and replace in its entirety with the following:

“(b) For purposes of this Warrant, “Exercise Price” means $0.45 per share of Common Stock, subject to adjustment as provided herein.”

Exercise Procedures. Section 1(a) of the Warrant is hereby amended and restated in its entirety as follows:

“(a) Mechanics of Exercise

(i) On July 3, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, the Company’s wholly owned subsidiary, Monster Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Innovate”). Under the terms of the Merger Agreement, pending Company stockholder approval of the transaction, Merger Sub will merge into Innovate with Innovate surviving the merger and becoming a wholly-owned subsidiary of Monster (the “Merger”).On August 25, 2017, the Company filed a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”) with respect to a special meeting of stockholders to take place on October 31, 2017 (the “Special Meeting”) to approve the Merger as well as other matters, including Proposal No. 6 therein whereby Company stockholders will vote at the Special Meeting to those matters set forth in the Offer to Amend and Exercise. The exercise of this Warrant is expressly contingent on the approval of Proposal No. 6 by Company stockholders at the Special Meeting.

(ii) In order to exercise the purchase rights represented by this Warrant, there must be delivery by the Holders before 5:00 P.M., Pacific Time, on the Expiration Date, of all of the following: (a) a signed copy of the Election to Consent, Participate and Exercise Warrant (as defined in the Offer to Amend and Exercise), (b) a signed copy of an Accredited Investor Questionnaire, (c) the original copy of this Warrant (or an Affidavit of Loss and Indemnification Agreement in the form required by the Offer to Amend and Exercise) for cancellation, and (d) cash in the amount equal to $0.45 per share multiplied by the number of Warrant Shares the Holder elects to purchase (collectively, the “Acceptance and Exercise Documents“). The cash may be tendered in the form of a check payable to “Corporate Stock Transfer as Warrant Agent for Monster Digital, Inc.”, or by wire transfer to the Company’s escrow account at Corporate Stock Transfer, Inc. which is acting as the Escrow Agent for the Company (the “Escrow Agent”), as set forth in the Election to Consent, Participate and Exercise Warrant. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Monster Digital, Inc., 2655 First Street, Suite 250, Simi Valley, CA, 93065, Attention: Chief Financial Officer (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant). This Amendment shall be deemed ineffective and null and void if all of the Acceptance and Exercise Documents are not delivered in accordance herewith prior to 5:00 P.M., Pacific Time, on the Expiration Date or if Proposal No. 6 is not approved by Company stockholders at the Special Meeting.

(iii) Upon the exercise of this Warrant in compliance with the provisions of Section 3(a) hereof (including approval of Proposal No. 6 by the Company’s stockholders at the Special Meeting), the Company shall promptly issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Warrant Shares issuable upon such exercise. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable based on the income of the Holder or in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.”

4.   No Cashless Exercise. Section 1(c) of the Warrant is hereby deleted in its entirety.

5    Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

6.   Governing Law. This Amendment will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

7.   Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

8.  Approval of Amendment; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, Participate and Exercise Warrant electing therein to participate in the Offer to Amend and Exercise together with the other Acceptance and Exercise Documents in accordance with the terms of the Offer to Amend and Exercise, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment; provided however that this Amendment shall be null and void if Proposal No. 6 is not approved by Company stockholders at the Special Meeting.

Exhibit A-3

AMENDMENT TO
WARRANT TO PURCHASE COMMON STOCK
(with respect to $2.00 Warrants)

This Amendment (this “Amendment”) to Warrant to Purchase Common Stock (the “Warrant”), is made and entered into effective as of the Expiration Date (as defined in this Amendment), by and between Monster Digital, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, the Warrant is one of a series of warrants of like tenor to purchase shares of the Company’s common stock at an exercise price of $2.00 per share issued to investors participating in certain of the Company’s private offerings which closing occurred from January 2017 to September 2017; and

WHEREAS, in connection with the Company’s tender offer to eligible holders of record as of September 19, 2017 who are “accredited investors” (as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended), of the Company’s outstanding warrants, with respect to the amendment and exercise of such warrants, including the Warrant, to purchase an aggregate of 4,421,676 shares of common stock of the Company as set forth in that certain Offer to Amend and Exercise Warrants to Purchase Common Stock dated September 22, 2017, a copy of which has been delivered to the Holder, the Company and the Holder desire to amend the Warrant as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.    Expiration Date. “Expiration Date” as used in the Warrant will mean October 30, 2017, as may be extended by the Company in its sole discretion but in all cases contemporaneous with any extension of the expiration date of that Offer to Amend and Exercise Warrants to Purchase Common Stock dated September 22, 2017 (the “Offer to Amend and Exercise”).

2.    Exercise Price. “Exercise Price” as used in the Warrant means $0.45 per share of Common Stock, subject to adjustment as provided therein.”

3.    Exercise Procedures. Section 3(a) of the Warrant is hereby amended and restated in its entirety as follows:

“(a) On July 3, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, the Company’s wholly owned subsidiary, Monster Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Innovate”). Under the terms of the Merger Agreement, pending Company stockholder approval of the transaction, Merger Sub will merge into Innovate with Innovate surviving the merger and becoming a wholly-owned subsidiary of Monster (the “Merger”).On August 25, 2017, the Company filed a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”) with respect to a special meeting of stockholders to take place on October 31, 2017 (the “Special Meeting”) to approve the Merger as well as other matters, including Proposal No. 6 therein whereby Company stockholders will vote at the Special Meeting to those matters set forth in the Offer to Amend and Exercise. The exercise of this Warrant is expressly contingent on the approval of Proposal No. 6 by Company stockholders at the Special Meeting.

(b) In order to exercise the purchase rights represented by this Warrant, there must be delivery by the Holders before 5:00 P.M., Pacific Time, on the Expiration Date, of all of the following: (a) a signed copy of the Election to Consent, Participate and Exercise Warrant (as defined in the Offer to Amend and Exercise), (b) a signed copy of an Accredited Investor Questionnaire, (c) the original copy of this Warrant (or an Affidavit of Loss and Indemnification Agreement in the form required by the Offer to Amend and Exercise) for cancellation, and (d) cash in the amount equal to $0.45 per share multiplied by the number of Warrant Shares the Holder elects to purchase (collectively, the “Acceptance and Exercise Documents“). The cash may be tendered in the form of a check payable to “Corporate Stock Transfer as Warrant Agent for Monster Digital, Inc.”, or by wire transfer to the Company’s escrow account at Corporate Stock Transfer, Inc. which is acting as the Escrow Agent for the Company (the “Escrow Agent”), as set forth in the Election to Consent, Participate and Exercise Warrant. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Monster Digital, Inc., 2655 First Street, Suite 250, Simi Valley, CA, 93065, Attention: Chief Financial Officer (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant). This Amendment shall be deemed ineffective and null and void if all of the Acceptance and Exercise Documents are not delivered in accordance herewith prior to 5:00 P.M., Pacific Time, on the Expiration Date or if Proposal No. 6 is not approved by Company stockholders at the Special Meeting.

Upon the exercise of this Warrant in compliance with the provisions of Section 3(a) hereof (including approval of Proposal No. 6 by the Company’s stockholders at the Special Meeting), the Company shall promptly issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Warrant Shares issuable upon such exercise. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable based on the income of the Holder or in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.”

4    Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

5.    Governing Law. This Amendment will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

6.    Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

7.    Approval of Amendment; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, Participate and Exercise Warrant electing therein to participate in the Offer to Amend and Exercise together with the other Acceptance and Exercise Documents in accordance with the terms of the Offer to Amend and Exercise, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment; provided however that this Amendment shall be null and void if Proposal No. 6 is not approved by Company stockholders at the Special Meeting.

Exhibit A-4

AMENDMENT TO
WARRANT TO PURCHASE COMMON STOCK
(with respect to Placement Agent’s Warrants)

This Amendment (this “Amendment”) to Warrant to Purchase Common Stock (the “Warrant”), is made and entered into effective as of the Expiration Date (as defined in this Amendment), by and between Monster Digital, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, the Warrant is one of a series of warrants of like tenor to purchase shares of the Company’s common stock, 62,260 at an exercise price of $14.85 per share and 2,408 at an exercise price of $22.28 per share, issued to the placement agent and its assignees participating in certain of the Company’s private offerings which closings occurred from October 2012 to January 2015;

WHEREAS, in connection with the Company’s tender offer to eligible holders of record as of September 19, 2017 who are “accredited investors” (as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended), of the Company’s outstanding warrants, with respect to the amendment and exercise of such warrants, including the Warrant, to purchase an aggregate of 4,421,676 shares of common stock of the Company as set forth in that certain Offer to Amend and Exercise Warrants to Purchase Common Stock dated September 22, 2017, a copy of which has been delivered to the Holder, the Company and the Holder desire to amend the Warrant as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.     Expiration Date. “Expiration Date” as used in the Warrant will mean October 30, 2017, as may be extended by the Company in its sole discretion but in all cases contemporaneous with any extension of the expiration date of the Offer to Amend and Exercise Warrants to Purchase Common Stock dated September 22, 2017 (the “Offer to Amend and Exercise”).

2.     Exercise Price. “Purchase Price” as used in the Warrant means $0.45 per share of Common Stock, subject to adjustment as provided therein.”

3.     Exercise Procedures. Section 2.1 of the Warrant is hereby amended and restated in its entirety as follows:

“2.1 (a) On July 3, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, the Company’s wholly owned subsidiary, Monster Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Innovate”). Under the terms of the Merger Agreement, pending Company stockholder approval of the transaction, Merger Sub will merge into Innovate with Innovate surviving the merger and becoming a wholly-owned subsidiary of Monster (the “Merger”).On August 25, 2017, the Company filed a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”) with respect to a special meeting of stockholders to take place on October 31, 2017 (the “Special Meeting”) to approve the Merger as well as other matters, including Proposal No. 6 therein whereby Company stockholders will vote at the Special Meeting to those matters set forth in that Offer to Amend and Exercise Warrants to Purchase Common Stock dated September 20, 2017 (the “Offer to Amend and Exercise”)) The exercise of this Warrant is expressly contingent on the approval of Proposal No. 6 by Company stockholders at the Special Meeting.

(b) In order to exercise the purchase rights represented by this Warrant, there must be delivery by the Holders before 5:00 P.M., Pacific Time, on the Expiration Date, of all of the following: (a) a signed copy of the Election to Consent, Participate and Exercise Warrant (as defined in the Offer to Amend and Exercise), (b) a signed copy of an Accredited Investor Questionnaire, (c) the original copy of this Warrant (or an Affidavit of Loss and Indemnification Agreement in the form required by the Offer to Amend and Exercise) for cancellation, and (d) cash in the amount equal to $0.45 per share multiplied by the number of Warrant Shares the Holder elects to purchase (collectively, the “Acceptance and Exercise Documents“). The cash may be tendered in the form of a check payable to “Corporate Stock Transfer as Warrant Agent for Monster Digital, Inc.”, or by wire transfer to the Company’s escrow account at Corporate Stock Transfer, Inc. which is acting as the Escrow Agent for the Company (the “Escrow Agent”), as set forth in the Election to Consent, Participate and Exercise Warrant. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Monster Digital, Inc., 2655 First Street, Suite 250, Simi Valley, CA, 93065, Attention: Chief Financial Officer (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant). This Amendment shall be deemed ineffective and null and void if all of the Acceptance and Exercise Documents are not delivered in accordance herewith prior to 5:00 P.M., Pacific Time, on the Expiration Date or if Proposal No. 6 is not approved by Company stockholders at the Special Meeting.

(c) Upon the exercise of this Warrant in compliance with the provisions of Section 3(a) hereof (including approval of Proposal No. 6 by the Company’s stockholders at the Special Meeting), the Company shall promptly issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Warrant Shares issuable upon such exercise. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable based on the income of the Holder or in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.”

4.    No Net Issue Exercise. Section 2.2 of the Warrant is deleted in its entirety.

5     Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

6.    Governing Law. This Amendment will be governed by and construed under the laws of the State of California without regard to conflicts of laws principles that would require the application of any other law.

7.    Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

8.    Approval of Amendment; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, Participate and Exercise Warrant electing therein to participate in the Offer to Amend and Exercise together with the other Acceptance and Exercise Documents in accordance with the terms of the Offer to Amend and Exercise, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment; provided, however, that this Amendment shall be deemed ineffective and null and void if Proposal No. 6 is not approved by Company stockholders at the Special Meeting.

Exhibit A-5

AMENDMENT TO
WARRANT TO PURCHASE COMMON STOCK
(with respect to PR Warrants)

This Amendment (this “Amendment”) to Warrant to Purchase Common Stock (the “Warrant”), is made and entered into effective as of the Expiration Date (as defined in this Amendment), by and between Monster Digital, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, the Warrant is one of a series of warrants of like tenor to purchase shares of the Company’s common stock issued to the Holder for public relations services (6,004 in January 2017 at an exercise price of $5.00 per share, 7,230 in January 2017 at an exercise price of $7.00 per share, 9,986 in March 2017 at an exercise price of $9.00 per share and 14,923 in March 2017 at an exercise price of $11.00 per share);

WHEREAS, in connection with the Company’s tender offer to eligible holders of record as of September 19, 2017 who are “accredited investors” (as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended), of the Company’s outstanding warrants, with respect to the amendment and exercise of such warrants, including the Warrant, to purchase an aggregate of 4,421,676 shares of common stock of the Company as set forth in that certain Offer to Amend and Exercise Warrants to Purchase Common Stock dated September 22, 2017, a copy of which has been delivered to the Holder, the Company and the Holder desire to amend the Warrant as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.    Expiration Date. “Expiration Date” as used in the Warrant will mean October 30, 2017, as may be extended by the Company in its sole discretion but in all cases contemporaneous with any extension of the expiration date of the Offer to Amend and Exercise Warrants to Purchase Common Stock dated September 22, 2017 (the “Offer to Amend and Exercise”).

2.    Exercise Price. “Exercise Price” as used in the Warrant means $0.45 per share of Common Stock, subject to adjustment as provided therein.”

3.     Exercise Procedures. Section 3(a) of the Warrant is hereby amended and restated in its entirety as follows:

“(a)(i) On July 3, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, the Company’s wholly owned subsidiary, Monster Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Innovate”). Under the terms of the Merger Agreement, pending Company stockholder approval of the transaction, Merger Sub will merge into Innovate with Innovate surviving the merger and becoming a wholly-owned subsidiary of Monster (the “Merger”).On August 25, 2017, the Company filed a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”) with respect to a special meeting of stockholders to take place on October 31, 2017 (the “Special Meeting”) to approve the Merger as well as other matters, including Proposal No. 6 therein whereby Company stockholders will vote at the Special Meeting to those matters set forth in that Offer to Amend and Exercise Warrants to Purchase Common Stock dated September 20, 2017 (the “Offer to Amend and Exercise”)) The exercise of this Warrant is expressly contingent on the approval of Proposal No. 6 by Company stockholders at the Special Meeting.

(ii) In order to exercise the purchase rights represented by this Warrant, there must be delivery by the Holders before 5:00 P.M., Pacific Time, on the Expiration Date, of all of the following: (a) a signed copy of the Election to Consent, Participate and Exercise Warrant (as defined in the Offer to Amend and Exercise), (b) a signed copy of an Accredited Investor Questionnaire, (c) the original copy of this Warrant (or an Affidavit of Loss and Indemnification Agreement in the form required by the Offer to Amend and Exercise) for cancellation, and (d) cash in the amount equal to $0.45 per share multiplied by the number of Warrant Shares the Holder elects to purchase (collectively, the “Acceptance and Exercise Documents“). The cash may be tendered in the form of a check payable to “Corporate Stock Transfer as Warrant Agent for Monster Digital, Inc.”, or by wire transfer to the Company’s escrow account at Corporate Stock Transfer, Inc. which is acting as the Escrow Agent for the Company (the “Escrow Agent”), as set forth in the Election to Consent, Participate and Exercise Warrant. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Monster Digital, Inc., 2655 First Street, Suite 250, Simi Valley, CA, 93065, Attention: Chief Financial Officer (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant). This Amendment shall be deemed ineffective and null and void if all of the Acceptance and Exercise Documents are not delivered in accordance herewith prior to 5:00 P.M., Pacific Time, on the Expiration Date or if Proposal No. 6 is not approved by Company stockholders at the Special Meeting.

(iii) Upon the exercise of this Warrant in compliance with the provisions of Section 3(a) hereof (including approval of Proposal No. 6 by the Company’s stockholders at the Special Meeting), the Company shall promptly issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Warrant Shares issuable upon such exercise. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable based on the income of the Holder or in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.”

4     Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

5.    Governing Law. This Amendment will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

6.    Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

7.    Approval of Amendment; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, Participate and Exercise Warrant electing therein to participate in the Offer to Amend and Exercise together with the other Acceptance and Exercise Documents in accordance with the terms of the Offer to Amend and Exercise, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment; provided, however, that this Amendment shall be deemed ineffective and null and void if Proposal No. 6 is not approved by Company stockholders at the Special Meeting.

INSTRUCTIONS FOR DELIVERY

Your right to participate in the Offer to Amend and Exercise will automatically expire if you do not properly elect to participate on or before the Expiration Date of October 30, 2017, as may be extended in the Company’s sole discretion. The Company will not accept any alternative or contingent amendments. By execution of this Election to Consent, Participate and Exercise Warrant, you waive any right to receive any notice of the acceptance of the Amended Warrants, except as provided in the Offer to Amend and Exercise. To affect your acceptance of the Offer to Amend and Exercise you must:

1.	Complete, sign and return this Election to Consent, Participate and Exercise Warrant.

2.	Tender your Original Warrants (either physically, or , if you hold IPO Warrants, electronically via DTC) or, if you are unable to locate your Original Warrants, complete and sign an Affidavit of Loss and Indemnification Agreement (attached hereto) for each Original Warrant to be exercised.

3.	Complete, sign and return the Accredited Investor Questionnaire (attached hereto).

4.	Pay the exercise price ($0.45 x number of shares to be exercised) by check payable to “Corporate Stock Transfer, as Warrant Agent for Monster Digital, Inc.” or by wire transfer pursuant to the wire transfer instructions set forth below.

The Election to Consent, Participate and Exercise Warrant and Original Warrants (and/or Affidavit of Loss and Indemnification Agreement), along with the exercise price must be received at the respective addresses below (or in the case of a wire, pursuant to the wire instructions set forth below) on or before the Expiration Date of 5:00 pm (Pacific time) on October 30, 2017, as may be extended by the Company in its sole discretion.

ADDRESS FOR DELIVERY OF ACCEPTANCE AND EXERCISE DOCUMENTS (i.e., ITEMS 1- 3 ABOVE):	Monster Digital, Inc. 2655 First Street, Suite 250 Simi Valley, Ca 93065 Attn: Chief Financial Officer Tel. No. (805) 915-4775 Fax No. (805) 915-4701
WIRE TRANSFER INSTRUCTIONS FOR EXERCISE PRICE OF AMENDED WARRANTS:*	Corporate Stock Transfer as Warrant Agent for Monster Digital, Inc. ABA Routing No. 307070267 765071007908 *MUST INCLUDE THE WARRANT HOLDER’S NAME
ADDRESS FOR DELIVERY OF CHECKS FOR EXERCISE PRICE OF AMENDED WARRANTS:**	Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South,
Suite 430
Denver, CO 80209
Attn: Michaeli Wingo
**CHECK MUST BE MADE PAYABLE TO “CORPORATE STOCK TRANSFER, AS WARRANT AGENT FOR MONSTER DIGITAL, INC. ”

Delivery to an address other than as set forth above will not constitute a valid delivery.

AFFIDAVIT OF LOSS AND INDEMNIFICATION AGREEMENT

The Holder (as defined below) hereby represents, warrants and agrees as follows:

1. The following described instrument of Monster Digital, Inc., a Delaware corporation (the “Company”) was lost or stolen:

Warrant to Purchase Common Stock, Warrant Certificate No______, to purchase shares of common stock of the Company, dated ___________(the “Original Warrant”), and registered in the name of _______________(the “Holder”);

2. The Holder is the sole and unconditional record owner of the Original Warrant.

3. That neither the Original Warrant nor any interests therein have been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of the Holder; that neither the Holder nor anyone on the Holder’s behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the Original Warrant; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Original Warrant, except the Holder as the sole owner.

4. That this Affidavit of Loss and Indemnification Agreement (the “Affidavit”) is made for the purpose of inducing the Company to accept the Holder’s Original Warrant in connection with the Holder’s Election to Consent, Participate in the Company’s Offer to Amend and Exercise, dated September 1, 2017, as amended or supplemented, and to exercise such Original Warrant (the “Offer”).

5. The Holder hereby agrees to immediately surrender the Original Warrant to the Company for cancellation without consideration should it at any time come into the possession or control of the Holder.

6. To induce the Company to accept this Affidavit in place of the lost Original Warrant in connection with the Holder’s acceptance of the Offer, the Holder and its successors and assigns shall at all times indemnify and hold harmless the Company and its directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of the issuance of a replacement warrant, if any or (b) by reason of any claim which may be made in respect of the Original Warrant, or (c) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the Original Warrant or a replacement warrant, if any, or any shares of common stock issued upon exercise thereof whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act, or (d) by reason of any other matter or thing arising out of the recognition of the aforesaid request of the Holder for the issuance of the Original Warrant or a replacement warrant, if any.

7. It is understood and agreed that in case the Original Warrant shall be recovered by anyone, then this Affidavit may be immediately enforced. This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

This Affidavit shall be governed by the laws of the State of California as such laws are applied to contracts between New York residents entered into and to be performed entirely in California.

Date:	By:
(Signature)

(Print name)

(Title, if the Holder is not a natural person)

ACCREDITED INVESTOR QUESTIONNAIRE

(To be executed by all holders of Original Warrants)

The undersigned understands that the purpose of this Questionnaire is to permit Monster Digital, Inc., Inc. (the “Company”) to determine whether the undersigned is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Act”). The undersigned represents to The Company that (i) the information contained herein is complete and accurate and may be relied upon by The Company, and (ii) the undersigned will notify The Company immediately of any change in any of such information.

All information furnished is for the sole use of the Company and its counsel and will be held in confidence by the Company and its counsel, except that this Questionnaire may be furnished to such parties as The Company deems desirable to establish compliance with federal or state securities laws.

A. For Individuals:

The undersigned individual is an “Accredited Investor” for one or more of the following reasons (check all that apply):

☐ The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000. For purposes of the foregoing, “net worth” shall be deemed to include all of your assets, liquid or illiquid (including such items as furnishings, automobile and restricted securities, but excluding the value of your primary residence) minus any liabilities (including such items as loans and other debts and liabilities, but excluding any mortgage on your primary residence to the extent that it does not exceed the fair market value of such residence).

☐ The undersigned is an individual (not a partnership, corporation, etc.) who had (i) an individual income in excess of $200,000 or (ii) joint income together with their spouse in excess of $300,000, in each of the two most recent years and reasonably expect to reach the same income level in the current year. For purposes of the foregoing, “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”. For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes of this question. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

☐ The undersigned is a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer

☐ The undersigned individual is not an “Accredited Investor” because none of the above apply. The undersigned acknowledges that in the event he or she chooses to engage a purchaser representative, the undersigned will be required to complete a “Purchaser Representative Questionnaire,” in the form to be provided by the Company, to participate in the Offer to Amend and Exercise. The undersigned must notify the Company if he or she chooses to engage a purchaser representative.

B. For Entities:

The undersigned is an “Accredited Investor” because the undersigned falls within at least one of the following categories (Check all appropriate lines):

☐ (i) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

☐ (ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐ (iii) an insurance company as defined in Section 2(a)(13) of the Act;

☐ (iv) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

☐ (v) a Small Business Investment Company licensed by the U.S. Small Business Investment Act of 1958, as amended;

☐ (vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

☐ (vii) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000 or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

☐ (viii) a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 as amended;

☐ (ix) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ (x) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

☐ (xi) an entity in which all of the equity investors are persons or entities described above.

☐ The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Questionnaire. (Describe the entity below).

☐ The undersigned entity is not an “Accredited Investor” because none of the above apply. The undersigned acknowledges that in the event the undersigned choses to engage a purchaser representative, the undersigned will be required to complete a “Purchaser Representative Questionnaire,” in the form to be provided by the Company, to participate in the Offer to Amend and Exercise. The undersigned must notify the Company if such entity choses to engage a purchaser representative.

The foregoing representations are true and accurate as of the date hereof.

Dated: ________, 2017

Name of Investor

Signature

Printed Name

Title (if applicable)

Name of joint investor or other person whose signature is required

Signature

Title (if applicable)